Exhibit 10.9
AMENDMENT TO OPTION TO PURCHASE REAL ESTATE
     THIS AMENDMENT TO OPTION TO PURCHASE REAL ESTATE (the “Amendment”) is made and entered into as of May 13th, 2006, by and between NEK-SEN ENERGY, LLC, a Kansas limited liability company (“Grantee”), and REESMAN INVESTMENT CORPORATION, a Nebraska corporation (“Grantor”). It amends that certain Option to Purchase Real Estate executed by Grantor and Grantee as of May 10, 2006 (hereinafter referred to as the “Option”), relating to certain real estate situated in Richardson County, Nebraska and legally described on EXHIBIT A attached hereto.
     FOR GOOD AND VALUABLE CONSIDERATION given, received and acknowledged, the parties hereby agree as follows:
     1. Capitalized terms used but not defined herein shall have the meanings set forth in the Option. Except as expressly amended hereby, the terms and conditions of the Option remain in full force and effect as stated therein. If there are conflicts between the terms of the Option and the terms of this Amendment, the terms of this Amendment shall control.
     2. Section 13 of the Option and any related handwritten revisions or additions thereto are hereby stricken in their entirety and replaced with the following:
          “13. Membership Unit Purchase Option. As additional consideration for the purchase of the above real estate, Grantee grants to Grantor the right to purchase membership units valued up to $200,000.00 of NEK-SEN Energy, LLC at its initial public offering price of $1,000.00 per membership unit. Such Membership Unit Purchase Option shall be exercisable for a period of four (4) years, beginning thirty (30) days after the termination of the initial public offering. The initial purchase by Grantor must be for a minimum of 25 membership units or $25,000.00. After the initial purchase, membership units may be purchased one at a time. Purchases can be made at this price only until this Membership Unit Purchase Option expires, or until $200,000.00 of membership units have been purchased. The Membership Unit Purchase Option shall be assignable in whole or in part, but any party desiring to exercise this Member Unit Purchase Option shall be required to make an initial purchase of $25,000.00. The Membership Unit Purchase Option shall be given at the time of closing on the purchase of the real estate described in the Option and is contingent upon Grantee exercising the Option and closing on said real estate purchase.
          Grantee will notify Grantor of any dividends payable in connection with Grantee’s membership units at least ten (10) days prior to the dividend date.
          Grantor acknowledges that (i) prior to admission as a member of Grantee, Grantor shall agree in writing to be bound by Grantee’s operating agreement; and (ii) the membership units subject to this Membership Unit Purchase Option will be restricted units and may not be issued, sold, offered for sale or transferred in the absence of an effective registration under the Securities Act of 1933, as amended, under applicable state securities law, or an opinion of counsel satisfactory to Grantee that such transaction is exempt from registration under the Securities Act of 1933, as amended, and under applicable state securities laws.
     IN WITNESS WHEREOF, the parties hereto have duly executed this AMENDMENT TO REAL ESTATE OPTION as of the day and year first above written.

GRANTOR:		GRANTEE:
REESMAN INVESTMENT CORPORATION		NEK-SEN ENERGY, LLC
By:	/s/ Ward H. Reesman	By:	/s/ Lonnie D. Goff

	Ward H. Reesman, Jr.		~~Gary Edelman~~Lonnie D. Goff
Its:	President	Its:	~~President~~Vice President

STATE OF Nebraska	)
)SS
COUNTY OF Richardson	)
     The foregoing instrument was acknowledged before me on May 13 , 2006, by Ward H. Reesman, Jr., President of Reesman Investment Corporation, a Nebraska Corporation.

[Notary Stamp]
GENERAL NOTARY – State of Nebraska		/s/ Sharon Gilmore
SHARON GILMORE		Notary Public
My Comm. Exp. 4/17/2010

My Commission Expires:

April 17, 2010

STATE OF Kansas	)
)SS
COUNTY OF Nemaha	)
     The foregoing instrument was acknowledged before me on May 15, 2006, by ~~Gary Edelman, President~~ Lonnie D. Goff, Vice President of NEK-SEN Energy, LLC, a Kansas limited liability company.

[Notary Stamp]
NOTARY PUBLIC – State of Kansas	/s/ Gerald L. Howard
GERALD L. HOWARD	Notary Public
My Appt. Exp. April 5, 2010

My Commission Expires:

5 Apr 2010

EXHIBIT A
Approximately 90 acres containing the NE1/4 NW1/4 of Section 17, Township 1 North, Range 16, East of the 6th P.M., North of the railroad right of way line, the SE1/4 SW1/4 of Section 8, Township 1 North, Range 16, East of the 6th P.M., and that portion of the SW1/4 SE1/4 South of the terrace line and West of the main ditch as shown on the attached map; 1st terrace West of the Southeast cornerpost of the adjoining 40 acres West of the Reesman Ranch.